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                                                                     Exhibit 4.4

                             DECLARATION OF TRUST
                                      OF
                        PENNACO ENERGY CAPITAL TRUST I

          THIS DECLARATION OF TRUST is made as of August 4, 2000, (this "Declaration"), by and among Pennaco Energy, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and Glen C. Warren, Paul M. Rady and First Union Trust Company, National Association ("First Union"), not in their individual capacities but solely as trustees (the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "Pennaco Energy Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2.      The Sponsor hereby assigns, transfers, conveys and sets
over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et. seq. (the "Business Trust Act"), and that this
         -------
document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Office of the Secretary of State of the State of Delaware in such form as the Trustees may approve.

          3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

          4. The Sponsor is hereby authorized, in its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1993, as amended (the "1993 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to file with the New York Stock Exchange or any other exchange (collectively, the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and
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other instruments as shall be necessary or desirable to cause the Preferred
Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, a purchase agreement with the Sponsor and the purchaser or purchasers of the Preferred Securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the Preferred Securities, and (vi) to apply for and obtain a tax identification number for the Trust.

          In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust are hereby authorized and directed to join in such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Glen C. Warren, Paul M. Rady and First Union, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints each of Glen C. Warren and Paul M. Rady, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.      The number of trustees of the Trust initially shall be three
(3) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that the number of trustees shall in no event be less than two (2); provided, further, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Sponsor. Following a trustee's resignation or removal, such trustee shall have no further duties hereunder.

          6. First Union shall be compensated for acting as trustee as set forth in a separate fee agreement between First Union and the Sponsor. Notwithstanding anything herein

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to the contrary, First Union shall have no duties hereunder except to (i)
execute and file a certificate of trust with the Office of the Secretary of State of the State of Delaware, (ii) fulfill the requirements of Section 3807 of the Business Trust Act, and (iii) take such other action as directed in writing by the Sponsor and agreed to in writing by First Union.

          7. The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and any affiliate of any Trustee, and
(iv) any employee or agent of the Trust or its affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of reckless or willful misconduct with respect to such acts or omissions.

          8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware, PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS OTHER THAN THE BUSINESS TRUST ACT THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

          9. Each party hereto (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware State court or Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement, and (ii) consents to the service of process

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by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          10. This Declaration may be executed in several counterparts, each of which will be deemed an original, and the counterparts will together constitute one and the same agreement, notwithstanding that all the parties are not signatory to the original or the same counterpart.



                            [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.



                               /s/ Glen C. Warren      ,
                               ------------------------
                               Glen C. Warren
                                not in his individual capacity but
                                solely as a Trustee






             THIS IS A SIGNATURE PAGE TO THE DECLARATION OF TRUST
         OF PENNACO ENERGY CAPITAL TRUST I DATED AS OF AUGUST 4, 2000.


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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                              /s/ Paul M. Rady          ,
                              --------------------------
                              Paul M. Rady
                               not in his individual capacity but
                               solely as a Trustee





             THIS IS A SIGNATURE PAGE TO THE DECLARATION OF TRUST
         OF PENNACO ENERGY CAPITAL TRUST I DATED AS OF AUGUST 4, 2000.


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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                FIRST UNION TRUST COMPANY, NATIONAL
                                ASSOCIATION,
                                not in its individual capacity but solely as a trustee of the Trust



                                By: /s/ Michael W. Orendorf
                                   -------------------------
                                  Name: Michael W. Orendorf
                                       --------------------
                                  Title: Vice President
                                        ----------------------




             THIS IS A SIGNATURE PAGE TO THE DECLARATION OF TRUST
         OF PENNACO ENERGY CAPITAL TRUST I DATED AS OF AUGUST 4, 2000.


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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                                PENNACO ENERGY, INC.,
                                as Sponsor


                                By: /s/ Glen C. Warren, Jr.
                                   -----------------------------
                                Name: Glen C. Warren, Jr.
                                     --------------------------
                                Title: Executive Vice President, CFO
                                      ------------------------------




             THIS IS A SIGNATURE PAGE TO THE DECLARATION OF TRUST
         OF PENNACO ENERGY CAPITAL TRUST I DATED AS OF AUGUST 4, 2000.


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